SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
Filed by the Registrant     ☑
Filed by a Party other than the Registrant     ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11c or Rule 14a-12
Human Genome Sciences, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

HUMAN GENOME SCIENCES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held May 2, 2007

To the Stockholders of Human Genome Sciences, Inc.:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of Human Genome Sciences, Inc., a Delaware corporation (the “Company”), will be held at the University System of Maryland — Shady Grove Center, Germantown Room, 9630 Gudelsky Drive, Rockville, Maryland 20850 on Wednesday, May 2, 2007 at 9:30 a.m., local time, for the following purposes:

1.	To elect three directors for a three-year term ending in 2010.

2.	To approve the adoption of the Company’s Employee Stock Purchase Plan, as amended and restated.

3.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.

4.	To act upon any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors of the Company has fixed the close of business on March 9, 2007 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting. A list of the stockholders as of the record date will be available for inspection by stockholders at the Company’s corporate headquarters during business hours for a period of ten days prior to the Annual Meeting.

Your attention is directed to the attached Proxy Statement and the Annual Report of the Company for the fiscal year ended December 31, 2006.

By Order of the Board of Directors,

James H. Davis, Secretary

Rockville, Maryland
March 21, 2007

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY, OR VOTE OVER THE INTERNET OR BY TELEPHONE. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

TABLE OF CONTENTS

PROXY STATEMENT
PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
PROPOSAL 1. ELECTION OF DIRECTORS WHOSE TERM WILL EXPIRE IN 2010
PROPOSAL 2. APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 3. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
DIRECTOR COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
RELATED PERSON TRANSACTIONS
ADDITIONAL INFORMATION

HUMAN GENOME SCIENCES, INC.
14200 Shady Grove Road
Rockville, Maryland 20850

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is being furnished to stockholders of Human Genome Sciences, Inc., a Delaware corporation (the “Company”, “we”, “us”, or “our”), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the University System of Maryland — Shady Grove Center, Germantown Room, 9630 Gudelsky Drive, Rockville, Maryland 20850 on Wednesday, May 2, 2007 at 9:30 a.m., local time, and at any adjournment or postponement thereof.

Solicitation

The solicitation is being made primarily by the use of the mails, but our directors, officers and employees may also engage in the solicitation of proxies by telephone. We have retained the services of Georgeson Shareholder Communications, Inc., to assist in soliciting proxies. Georgeson Shareholder Communications, Inc., will solicit proxies by personal interview, telephone, facsimile and mail. It is anticipated that the fee for those services will not exceed $7,500 plus reimbursement for out-of-pocket expenses. The cost of soliciting proxies will be borne by us. Other than the compensation of Georgeson Shareholder Communications, Inc., no compensation will be paid by us in connection with the solicitation of proxies, except that we may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners.

This Proxy Statement and the accompanying form of proxy are being sent to stockholders on or about March 21, 2007.

Revocation of Proxies

A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with our Secretary, by delivering to us a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need documentation from your record holder stating your ownership as of March 9, 2007 in order to vote personally at the Annual Meeting.

Quorum and Voting Requirements

The close of business on March 9, 2007 has been fixed by our Board of Directors as the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 134,217,855 shares of our common stock, $0.01 par value per share (the “Common Stock”), outstanding. The presence at the Annual Meeting, in person or by a proxy relating to any matter to be acted upon at the meeting, of a majority of the outstanding shares, or 67,108,928 shares, is necessary to constitute a quorum for the Annual Meeting. Each outstanding share is entitled to one vote on all matters. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, are considered stockholders who are present and entitled to vote and they count toward the quorum. In the event that there are not sufficient votes for a quorum or to approve any proposal at the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. “Broker non-votes” mean the votes that could have been cast on the matter in question if the brokers had received instructions from their customers, and as to which the brokers have notified us on a proxy form in accordance with industry practice or have otherwise advised us that they lack voting authority.

Directors are elected by a plurality and the three nominees who receive the most votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election. On all other matters, the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote on the matter is required to approve such matter. On such matters, broker non-votes are not considered shares entitled to vote on the matter and therefore will not be taken into account in determining the outcome of the vote on the matter. Abstentions are considered shares entitled to vote on the matter and therefore will have the effect of a vote against the matter.

All outstanding shares of our Common Stock represented by valid and unrevoked proxies received in time for the Annual Meeting will be voted. A stockholder may, with respect to the election of directors, (1) vote for the election of the named director nominees, (2) withhold authority to vote for all such director nominees or (3) vote for the election of all such director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by writing the number designating such nominee’s name on the proxy in the space provided. A stockholder may, with respect to each other matter specified in the notice of the meeting, (1) vote “FOR” the matter, (2) vote “AGAINST” the matter or (3) “ABSTAIN” from voting on the matter. Shares will be voted as instructed in the accompanying proxy on each matter submitted to stockholders. If no instructions are given on a validly signed and returned proxy, the shares will be voted FOR the election of the named director nominees, FOR the approval of our Employee Stock Purchase Plan and FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Return of a valid proxy, however, confers on the designated proxy holders the discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment or postponement thereof. Proxies solicited hereby will be tabulated by inspectors of election designated by the Board of Directors.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1.  ELECTION OF DIRECTORS WHOSE TERM WILL EXPIRE IN 2010

Mr. Danzig and Drs. Drews and Karabelas have a term of office expiring at the Annual Meeting, and at such time as their successors shall be elected and qualified. Each of these directors has been nominated for a three-year term expiring at the annual meeting of stockholders in 2010 and until their successors shall be elected and qualified.

The persons named in the enclosed proxy intend to vote properly executed and returned proxies FOR the election of all nominees proposed by the Board of Directors unless authority to vote is withheld. In the event that any nominee is unable or unwilling to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable or unwilling to serve.

Set forth below is information concerning the nominees for election and those directors whose term continues beyond the date of the Annual Meeting.

Nominees for Director for a Three-Year Term Expiring at the 2010 annual meeting:

		Director	Principal Occupation and Business Experience
Name	Age	Since	During the Past Five Years

Richard J. Danzig	62	2001	Chair of our Nominating and Corporate Governance Committee. Consultant to the U.S. Government Department and Agencies on Biological Terrorism. Nunn Prize Fellow at the Center for Strategic and International Studies and Senior Fellow at the Center for Naval Analyses. Mr. Danzig is also a Member of the U.S. Military Southern Command Advisory Board. Serves on the Boards of Directors of National Semiconductor Corporation and Saffron Hill Ventures, and as a member of the Board of Directors of The Center for a New American Security and the Partnership for Public Service. Served as Secretary of the Navy from 1998 to 2001 and as Under Secretary of the Navy from 1993 to 1997. Traveling Fellow of the Center for International Political Economy and an Adjunct Professor at Syracuse University’s Maxwell School of Citizenship & Public Affairs between 1997 and 1998. A Partner in the law firm of Latham and Watkins from 1981 to 1993.
Jürgen Drews, M.D.	73	1998	Member of our Nominating and Corporate Governance Committee. Chairman and Partner of International Biomedicine Management Partners, Basel, Switzerland, from 1997 to 2001. Managing Partner of Bear Stearns Health Innoventures from 2001 to 2004. Member of the Executive Committee of the Roche Group, Hoffman-La Roche, Inc., from 1986 until his retirement in 1998. Dr. Drews also served as President, Global Research for the Roche Group from 1996 until 1998. He was President, International Research and Development at the Roche Group from 1991 until 1996. Before joining Roche in 1985, Dr. Drews was Head of International Pharmaceutical Research and Development of Sandoz, Ltd. in Basel, Switzerland. Dr. Drews serves as Chairman of the Board of Directors of GPC-biotech AG and is a Director of MorphoSys GmbH, both in Munich, Germany.

		Director	Principal Occupation and Business Experience
Name	Age	Since	During the Past Five Years

A. N. “Jerry” Karabelas, Ph.D.	54	2002	Chairman of the Board and member of our Compensation Committee. Partner of Care Capital LLC since 2001. Founder and Chairman of Novartis BioVenture Fund from 2000 to 2001; Head of Healthcare and CEO of Worldwide Pharmaceuticals at Novartis, AG from 1998 to 2000; Executive Vice-President, Pharmaceuticals at SmithKline Beecham from 1997 to 1998; President, North American Pharmaceuticals at SmithKline Beecham from 1993 to 1997; Vice President of U.S. Marketing, SmithKline Beecham, from 1990 to 1993. Dr. Karabelas is a visiting Committee Member of MIT Health Studies & Technology, Chairman of SkyePharma PLC, Chairman of Nitromed, Inc., a Director of Renovo PLC, Chairman of Vanda Pharmaceuticals Inc., and Chairman of Inoteck, Inc.

The Board of Directors recommends a vote FOR
election of the Directors whose term will expire in 2010.

Directors whose term will expire at the 2008 annual meeting:

		Director	Principal Occupation and Business Experience
Name	Age	Since	During the Past Five Years

Tuan Ha-Ngoc	55	2005	Member of our Audit Committee. Mr. Ha-Ngoc is President and CEO of AVEO Pharmaceuticals, Inc., a privately held biopharmaceutical company focused on the discovery and development of novel cancer therapeutics. From 1999 to 2002, he was co-founder, President and CEO of deNovis, Inc., an enterprise-scale software development company for the automation of healthcare administrative functions. From 1998 to 1999, Mr. Ha-Ngoc was Corporate Vice President of Strategic Development for Wyeth, following Wyeth’s acquisition of Genetics Institute, where Mr. Ha-Ngoc served as Executive Vice President with responsibility for Corporate Development, Commercial Operations, European and Japanese Operations. Prior to joining Genetics Institute in 1984, Mr. Ha-Ngoc held various marketing and business positions at Baxter Healthcare, Inc. He received his MBA degree from INSEAD and his Master’s degree in pharmacy from the University of Paris, France. Mr. Ha-Ngoc serves on the Board of Directors of AVEO Pharmaceuticals, Inc., and on the Boards of a number of academic and nonprofit organizations, including the Harvard School of Dental Medicine, the Tufts School of Medicine, the Belmont Hill School, the Boston Philharmonic Orchestra, and the International Institute of Boston.
Max Link, Ph.D.	66	1995	Member of our Audit and Compensation Committees. Dr. Link has held a number of executive positions with pharmaceutical and healthcare companies. From March 2001 until September 2003, he served as Chairman and subsequently CEO of Centerpulse, Ltd. (previously Sulzer Medica). He served as Chief Executive Officer of Corange Limited, from May 1993 until June 1994. Prior to joining Corange Limited, Dr. Link held a number of positions within Sandoz Pharma Ltd., including Chief Executive Officer from 1987 until April 1992, and Chairman from April 1992 until May 1993. Dr. Link is currently Chairman of the Boards of Directors of Alexion Pharmaceuticals, Inc.; Celsion Corporation; CytRx and PDL Biopharma and serves on the Board of Directors of Discovery Laboratories, Inc. Dr. Link received his doctorate in Economics from the University of St. Gallen.

		Director	Principal Occupation and Business Experience
Name	Age	Since	During the Past Five Years

Kevin P. Starr	44	2006	Member of our Audit Committee. Since December 2002, after retiring from Millennium Pharmaceuticals, Inc., a biopharmaceutical company, Mr. Starr has been an entrepreneur. From December 2001 to December 2002, Mr. Starr served as Chief Operating Officer of Millennium Pharmaceuticals, Inc. Mr. Starr also served as Millennium’s Chief Financial Officer from December 1998 to December 2002. From June 2000 to December 2001, Mr. Starr served in various vice president positions at Millennium, including Executive Vice President, Business Operations, and Senior Vice President. From 1991 to 1998 Mr. Starr held various financial positions, including Corporate Controller, at Biogen, Inc. He holds a B.A. in Mathematics and Business from Colby College, and an M.S. in Corporate Finance from Boston College. Mr. Starr serves on the Board of Directors of Alnylam Pharmaceuticals, Vitae Pharmaceuticals, Zafgen, Konarka Technologies, and Cambridge Savings Bank.
Robert C. Young, M.D.	67	2005	Member of our Nominating and Corporate Governance Committee. Dr. Young has served as President of Fox Chase Cancer Center in Philadelphia, Pennsylvania since 1988. From 1974 to 1988, he was employed at the National Cancer Institute as Chief, Medical Branch. Dr. Young is Chairman of the Board of Scientific Advisors of the National Cancer Institute (NCI) and formerly served on the National Cancer Policy Board at the Institute of Medicine. He is a past President of the American Society of Clinical Oncology (ASCO), the American Cancer Society and the International Gynecologic Cancer Society. He was awarded ASCO’s Distinguished Service Award for Scientific Leadership in 2004 and was co-recipient of the 2002 Bristol-Myers Squibb Award for Distinguished Achievement in Cancer Research for his research in ovarian cancer. He also serves on the Board of Directors of West Pharmaceutical Services, Inc., and is past Chairman of the Comprehensive Cancer Network. Dr. Young serves as chairman of the editorial board of Oncology Times. Dr. Young received his B.Sc. degree in zoology in 1960 from Ohio State University and his M.D. in 1965 from Cornell University Medical College. Following his internship at New York Hospital, he completed his residency at NCI and Yale-New Haven Medical Center. He is board-certified in internal medicine, hematology and oncology by the American Board of Internal Medicine.

Directors whose term will expire at the 2009 annual meeting:

		Director	Principal Occupation and Business Experience
Name	Age	Since	During the Past Five Years

H. Thomas Watkins	54	2004	Serves as our President, Chief Executive Officer and as a Director. Mr. Watkins joined us in November 2004. From September 1998 to August 2004, served as President of TAP Pharmaceutical Products, Inc. Employed by Abbott Laboratories from September 1985 to August 1998 and from September 2004 to December 2004 in various positions in the Pharmaceutical Products Division, Diagnostics Division and Health Systems Division. Mr. Watkins serves on the Board of Directors of Vanda Pharmaceuticals, Inc. and on the Board of Directors of the U.S. Chamber of Commerce. Mr. Watkins serves as a Member of the Mason School of Business Administration Foundation at the College of William & Mary. He is also a Trustee of the College of William & Mary Foundation, Inc. Mr. Watkins holds a masters degree in Business Administration from the University of Chicago Graduate School of Business and a bachelor’s degree in Business Administration from the College of William & Mary.
Augustine Lawlor	50	2004	Member of our Audit and Compensation Committees. Mr. Lawlor is a Managing Director with HealthCare Ventures LLC. Prior to joining HealthCare Ventures in 2000, Mr. Lawlor served as Chief Operating Officer of LeukoSite from 1997 to 2000. Before joining LeukoSite, Mr. Lawlor served as Chief Financial Officer and Vice President of Corporate Development of Alpha-Beta Technology. He was previously Chief Financial Officer and Vice President, Business Development, of BioSurface Technology. Mr. Lawlor serves on the Board of Directors of a number of private companies, including: Catalyst; Dynogen Pharma, Inc.; GlobeImmune, Inc.; FoldRx Pharmaceuticals, Inc.; Replidyne, Inc.; Promedior, Inc; Synovex; Xencor; U.S. Genomics, Inc.; VaxInnate, Corp.; and the Slater Center for Biomedical Technology. He received a B.A. degree from the University of New Hampshire, where he was elected to Phi Beta Kappa, and received a master’s degree in management from Yale University.

Information Regarding the Board of Directors and Certain Committees

The Board of Directors held eight meetings during 2006. No director attended fewer than 75% of the total number of meetings of the Board of Directors and of the Committees of which the director was a member during 2006, other than Mr. William D. Young, who resigned from the Board of Directors on November 28, 2006. We expect each member of our Board of Directors to attend the Annual Meeting and all future meetings of stockholders. In 2006, five members of the Board of Directors attended the annual meeting of stockholders. The Board of Directors has determined that each member of the Board of Directors, other than Mr. Watkins, is independent in accordance with applicable rules of The NASDAQ Global Market. Non-management directors meet in executive session without management present each time the Board of Directors holds its regularly scheduled meetings. Dr. Karabelas has been designated by the Board of Directors to act as the presiding director for such executive sessions of non-management directors. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board of Directors has adopted a written charter for each of these committees, copies of which are available on our website at www.hgsi.com.

The Audit Committee, currently consisting of Messrs. Lawlor, Ha-Ngoc and Starr and Dr. Link, provides the opportunity for direct contact between our independent registered public accounting firm and our Board of Directors. Our Board of Directors has determined that each of the members of the committee is independent in accordance with applicable rules of The NASDAQ Global Market and each meets the SEC criteria of an “audit committee financial expert.” The Audit Committee engages the independent registered public accounting firm, reviews with the independent registered public accounting firm the plans and results of the audit engagement, reviews the adequacy of our internal accounting controls and oversees our financial reporting process. The Audit Committee held six meetings during 2006. A copy of the Audit Committee Report is included in this Proxy Statement on page 18.

The Compensation Committee, currently consisting of Drs. Link and Karabelas and Mr. Lawlor, determines all compensation paid or awarded to our executive officers and senior officers (those with the rank of vice president or above) and administers our 2000 Stock Incentive Plan, as amended, and our Employee Stock Purchase Plan. The Board of Directors has determined that each of the members of the committee is independent in accordance with applicable rules of The NASDAQ Global Market. The Compensation Committee held four meetings during 2006. A copy of the Compensation Committee Report on Executive Compensation is included in this Proxy Statement on page 28.

The Nominating and Corporate Governance Committee, currently consisting of Mr. Danzig and Drs. Drews and Young, is responsible for reviewing our corporate governance principles, proposing a slate of directors for election by our stockholders at each annual meeting, and proposing candidates to fill any vacancies on our Board of Directors. Our Board of Directors has determined that each of the members of the committee is independent in accordance with applicable rules of The NASDAQ Global Market. The committee will consider nominees for Board membership recommended by stockholders. Any stockholder wishing to propose a nominee may submit a recommendation in writing to our Secretary, indicating the nominee’s qualifications and other relevant biographical information. The Nominating and Corporate Governance Committee held two meetings during 2006.

Corporate Governance Guidelines

Our Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, adopted a set of corporate governance guidelines, a copy of which is available on our website at www.hgsi.com. We continue to monitor our corporate governance guidelines to comply with rules adopted by the Securities and Exchange Commission and The NASDAQ Global Market and industry practice.

Code of Ethics and Business Conduct

Our Board of Directors has adopted a written code of ethics and business conduct, a copy of which is available on our website at www.hgsi.com. We require all officers, directors and employees to adhere to this code in addressing the legal and ethical issues encountered in conducting their work. The code requires that employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our best interest. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place.

Nominations Process

The Nominating and Corporate Governance Committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of our Board of Directors. Under these criteria, members of the Board of Directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. Members of the Board of Directors should have broad experience at the policy-making level in business, government, medicine, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. In identifying candidates for membership on our Board of Directors, the Nominating and Corporate Governance Committee takes into account all factors it considers appropriate, which may include strength of character, maturity of judgment, career specialization, relevant skills, diversity and the extent to which a particular candidate would fill a present need on the Board of Directors. At a minimum, director candidates must have unimpeachable character and integrity, sufficient time to carry out their duties, the ability to read and understand financial statements, experience at senior levels in areas relevant to our company and, consistent with the objective of having a diverse and experienced Board, the ability and willingness to exercise sound business judgment, the ability to work well with others, and the willingness to assume the responsibilities required of a director of our company. Each member of our Board of Directors must represent the interests of our stockholders. The Nominating and Corporate Governance Committee also reviews and determines whether existing members of our Board of Directors should stand for reelection, taking into consideration matters relating to the age and number of terms served by individual directors and changes in the needs of the Board of Directors.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of our Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of our Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. The Nominating and Corporate Governance Committee nominated, and our Board of Directors appointed, Mr. Starr to the Board of Directors effective October 2006. The Nominating and Corporate Governance Committee considers stockholder recommendations for candidates for our Board of Directors that are properly submitted in accordance with our by-laws. In evaluating such recommendations, the Nominating and Corporate Governance Committee uses the qualifications standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.

Stock Ownership and Retention Guidelines for Non-Employee Directors

The Board of Directors believes that non-employee directors should have a significant personal financial stake in our performance. Consequently, each non-employee director is required to hold shares of our Common Stock having a value equal to two times his or her annual cash retainer. Directors in office as of January 31, 2007 will thus have an ownership goal of $50,000. Directors who join the Board of Directors after such date will have an ownership goal of two times the annual cash retainer in effect on the date they join the Board of Directors. For purposes of this ownership guideline, unvested shares of restricted stock and stock units are counted, but unexercised stock options are not. Generally, directors are expected to achieve this ownership goal within three years of the director’s appointment to the Board of Directors. Upon meeting the ownership goal, that number of shares becomes fixed and must be maintained until the end of the director’s service on the Board of Directors. A director’s ownership requirement will not change as a result of changes in his or her retainer fee or fluctuations in the price of our Common Stock. Until the ownership goal is achieved, the director is required to retain “net gain shares” resulting from the exercise of stock options or the vesting of restricted stock granted under our equity compensation plans. Net gain shares are the shares remaining after the payment of the option exercise price and taxes owed with respect to the exercise or vesting event.

Stockholder Communications with the Board of Directors

Any stockholder who wishes to communicate directly with our Board of Directors should do so in writing, addressed to Human Genome Sciences, Inc., c/o Audit Committee Chair, 14200 Shady Grove Road, Rockville, Maryland 20850. These communications will not be screened by management prior to receipt by the Audit Committee Chair.

Identification of Executive Officers

Set forth below is certain information regarding the positions and business experience of each executive officer who is not also a director.

Executive Officer	Age	Positions

Timothy C. Barabe	54	Mr. Barabe serves as our Senior Vice President and Chief Financial Officer, and has served with us since July of 2006. He has held a broad range of financial and strategic roles in the life sciences and healthcare industries. From September 2005 to June 2006, Mr. Barabe was U.K. Managing Director at Molnlycke Health Care., a privately owned surgical supply company, having been its Chief Financial Officer from September 2004 to September 2005. Prior to joining Molnlycke, Mr. Barabe was with Novartis AG from 1982-2004 in a succession of senior executive positions in finance, general management, and strategic planning, including Chief Financial Officer of the Sandoz Generics Business Unit (Vienna, Austria), President of the CIBA Vision Corporation Specialty Lens Business Franchise, Group Vice President and Chief Financial Officer of CIBA Vision Corporation, and Director of Corporate Finance, Ciba-Geigy Corporation (subsequently acquired by Novartis AG). Mr. Barabe received his MBA in Finance from the University of Chicago and his BBA in Finance from the University of Massachusetts. He is a member of the Board of Directors of ArQule, Inc.
Susan Bateson McKay	52	Ms. Bateson McKay serves as our Senior Vice President, Human Resources, and has served with us since January 1997. Prior to joining us, Ms. Bateson McKay served as Director of Human Resources and Administration at Finnegan, Henderson, Farabow, Garrett & Dunner, L.L.P., from May 1994 to December 1996. From 1983 to 1994, Ms. Bateson McKay was employed by J.P. Morgan & Co., Incorporated and was appointed Vice President, Human Resources, in 1985. Ms. Bateson McKay holds a master’s degree in Business Administration from New York University and a bachelor’s degree, cum laude, in Economics from Mount Holyoke College. Ms. Bateson McKay is a Trustee at Mount Holyoke College and serves on the Board of Advisors of The Universities at Shady Grove.

Executive Officer	Age	Positions

James H. Davis, Ph.D., J.D.	55	Dr. Davis is our Executive Vice President, General Counsel and Secretary and has served with us since May 1997. From 1995 to 1997, Dr. Davis was Of Counsel to the Washington D.C. law firm of Finnegan, Henderson, Farabow, Garrett & Dunner, L.L.P. Prior to this time, Dr. Davis served in a number of capacities with an agricultural biotechnology company, Crop Genetics International, including General Counsel from 1988 to 1995, Vice President of Research and Development from 1990 to 1995, Secretary from 1990 to 1995 and a member of the Board of Directors from 1992 to 1995. Prior to joining Crop Genetics, Dr. Davis was a Partner in the Washington, D.C. office of Weil, Gotshal & Manges. Dr. Davis holds a doctorate degree in Organic and Theoretical Chemistry from the California Institute of Technology and a law degree from the University of Virginia.
Barry A. Labinger	43	Mr. Labinger serves as our Executive Vice President and Chief Commercial Officer and has served with us since August of 2005. From 2002 to 2005, he led the global pharmaceutical business at 3M Company as Division Vice President. From 2000 to 2002 at Immunex Corporation, Mr. Labinger was Senior Vice President and General Manager, Commercial Operations and, previously, Vice President of Marketing. He held commercial leadership positions at Bristol-Myers Squibb from 1997 to 2000, including Senior Director, Diabetes Marketing. From 1990 to 1997, he served in various sales and marketing positions at Abbott Laboratories. Mr. Labinger holds a Masters of Business Administration from the Kellogg Graduate School of Management at Northwestern University.

Executive Officer	Age	Positions

Curran M. Simpson	45	Mr. Simpson serves as our Senior Vice President, Operations, and has served with us since March 2003. Prior to joining us, Mr. Simpson was Director, Manufacturing Sciences at Biogen, Inc. from 2001 to 2003. He served as Director, Engineering at Covance Biotechnology Services, Inc. from 1999 to 2001. He served as Recovery Technology Coordinator, Worldwide and Pilot Plant Manager, North America Division at Novo-Nordisk Biochem, Inc. from 1995 to 1997. Mr. Simpson served as Senior Research Engineer at Genentech, Inc. from 1992 to 1995. He served as Senior Scientist, Development at Genencor, Inc. (former subsidiary of Genentech) from 1987 to 1992 and served as Senior Chemist at Nalco Chemical Co. from 1985 to 1987. Mr. Simpson earned his M.S. in Surface and Colloid Science (Physical Chemistry) from Clarkson University, and his B.S. in Chemical Engineering/Chemistry from the Clarkson College of Technology.
David C. Stump, M.D.	57	Dr. Stump serves as our Executive Vice President, Research and Development, and has served with us since November 1999. From October 1995 to October 1999, he served as Vice President, Clinical Research and Genentech Fellow at Genentech, Inc. Dr. Stump first joined Genentech in 1989 as Director, Clinical Research and leader of its thrombolytic therapy drug development program. Prior to joining Genentech, he was Associate Professor of Medicine and Biochemistry at the University of Vermont. He received his medical degree at Indiana University and his postgraduate training at the University of Iowa as well as the University of Leuven, Belgium. He is board certified in Internal Medicine, Hematology and Medical Oncology and is a Fellow of the American College of Physicians and the Council on Arteriosclerosis, Thrombosis and Vascular Biology of the American Heart Association. He is the author of approximately 60 scientific publications, a Trustee of Adventist Health Care and a Director of Sunesis Pharmaceuticals, Inc.

PROPOSAL 2.  APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors urges the stockholders to approve the adoption of the Human Genome Sciences, Inc. Employee Stock Purchase Plan, as amended and restated (the “ESPP”). Under the ESPP, 500,000 additional shares of Common Stock are being made available for purchase by our eligible employees. The following is a summary of the principal features of the ESPP, but it is qualified in its entirety by the full text of the ESPP, which appears as Annex A to this Proxy Statement.

General

The purpose of the ESPP is to promote our success and enhance our value by providing eligible employees with the opportunity to purchase Common Stock at a discount through payroll deductions. Stock ownership increases our employees’ stake in our success and encourages them to remain with us. We intend the ESPP to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.

The ESPP, as initially approved by our stockholders in 2000, authorized eligible employees to purchase up to 500,000 shares of our Common Stock. Since the ESPP’s inception, we have issued 475,540 of such shares and 24,460 remain available for future purchase. Through this amendment and restatement of the ESPP, 500,000 additional shares are being made available for purchase. Note that we will adjust the number of shares available for purchase under the ESPP for stock dividends, stock splits, reclassifications, and other changes affecting our Common Stock. The shares available for purchase under the ESPP may, in the Board of Directors’ discretion, be authorized but unissued shares of our Common Stock, shares purchased on the open market, or shares derived from any other proper source.

Administration

The ESPP designates the Board of Directors, or a committee that the Board appoints, as the administrator of the ESPP (the “Administrator”). The current Administrator is the Compensation Committee of the Board of Directors. Subject to the terms of the ESPP, the Administrator may interpret the plan, make, amend, and rescind all rules and regulations for the operation of the ESPP, and take any other actions and make all other determinations necessary or desirable to administer and operate the ESPP.

Eligibility to Participate

All of our employees, and all employees of any subsidiary of ours designated by the Administrator as a participating employer under the ESPP (a “Designated Subsidiary”), are eligible to participate in the ESPP, subject to such further eligibility requirements that the Administrator may specify consistent with Section 423 of the Internal Revenue Code. However, any employee who owns, directly or indirectly, five percent or more of the total combined voting power or value of our stock or any subsidiary of ours is ineligible. As of March 1, 2007, approximately 705 employees are eligible to participate in the ESPP.

Purchases of Common Stock Under the ESPP

Pursuant to the ESPP, we will grant eligible employees options (the “Options”) to purchase Common Stock. Such Options will be granted on the first day of each calendar year on which The NASDAQ Global Market is open for trading, or any other date the Administrator specifies. Options remain outstanding for a period determined by the Administrator that does not exceed 27 months (such period is referred to as the “Option Period”). Unless the Administrator determines otherwise, consecutive Option Periods of equal duration will be established. Historically, the ESPP has been administered to have Options Periods that coincide with the calendar year and which contain two six-month purchase periods starting January 1 and July 1 of each year.

An individual must be employed as an eligible employee by us or a Designated Subsidiary on the first trading day of an Option Period to be granted an Option for that Option Period. For an individual who first becomes an eligible employee after the first trading day of an Option Period, the Administrator may designate a subsequent date within the Option Period on which we will grant such individual an Option with a duration equal to the balance of that Option Period. Historically, the ESPP has been administered to enable such late-eligible employees to receive an Option on July 1 of the relevant Option Period.

Each Option provides the employee the right to purchase, on scheduled purchase dates, up to a maximum number of shares of Common Stock that the Administrator specifies. However, no employee may purchase in one calendar year shares of Common Stock having an aggregate fair market value in excess of $25,000. The purchase price for each share of Common Stock under an Option (the “Purchase Price”) will be determined by the Administrator, in its discretion, before the beginning of the applicable Option Period. However, the Purchase Price will never be less than 85% of the fair market value of a share of Common Stock on the first or last trading day of the Option Period, or on such other date designated by the Administrator as a purchase date, whichever is lower, and will never be less than the par value of a share of Common Stock.

In calculating the Purchase Price, “fair market value” on a particular date means the average of the high and low sale prices per share of Common Stock as quoted on The NASDAQ Global Market or, if no transactions occur on that date, then such average for the preceding trading day on which transactions occurred. On March 1, 2007, the average of the high and low sale prices per share of our Common Stock, as quoted on The NASDAQ Global Market, was $10.68. All eligible employees granted Options under the ESPP for an Option Period will have the same rights and privileges with respect to such Options.

To facilitate payment of the Purchase Price, the Administrator, in its discretion, may permit eligible employees to authorize payroll deductions to be made on each payday during an Option Period and contribute cash or cash-equivalents to us, up to a maximum amount the Administrator determines. We will maintain bookkeeping accounts for all employees who authorize payroll deductions or make cash contributions. We will not pay interest on any employee accounts, unless the Administrator determines otherwise. The Administrator will establish rules and procedures regarding elections to authorize payroll deductions, changes in such elections, timing and manner of cash contributions, and withdrawals from employee accounts.

We will apply to the payment of the Purchase Price of outstanding Options amounts credited to employee accounts on the scheduled purchase date. Options will be exercised on the close of business on the last trading day of each purchase period; however, Options of any eligible employee who terminates employment for any reason before such date, or who is no longer an eligible employee on such date, will terminate unexercised.

According to rules the Administrator establishes, the Purchase Price of Common Stock subject to an Option will be paid (i) from funds credited to an eligible employee’s account, (ii) by a broker-assisted cashless exercise according to Regulation T of the Board of Governors of the Federal Reserve System, or (iii) by such other method as the Administrator may determine from time to time. Options may be exercised to the extent the Purchase Price is paid with respect to whole shares, or fractional shares if the Administrator so provides, of our Common Stock.

Currently, the ESPP provides that any balance remaining in an employee’s account at the end of a purchase period will be carried forward automatically for the next purchase period. In contrast, the amended and restated ESPP gives the Administrator discretion either to allow the balance to carry forward automatically to the next purchase period or to refund the balance promptly. If an employee is not an eligible employee with respect to the next purchase period, the Administrator will promptly refund any remaining balance.

Plan Benefits

The number of shares of Common Stock that an eligible employee may purchase under the ESPP is based on the fair market value of such shares on future dates and on the eligible employee’s decision to purchase shares. Thus, we currently cannot determine the benefits or amounts that eligible employees will receive under the ESPP. The following ESPP Option Shares Table reflects the number of shares of Common Stock issued to certain individuals and groups under the ESPP from the ESPP’s inception on July 1, 2000 through December 31, 2006. None of the individuals below were participants from 2000 through 2006.

ESPP Option Shares Table

Employee Stock Purchase Plan

Number of Option
Name and Position	Shares Received(1)

H. Thomas Watkins
President and Chief Executive Officer	—
Timothy C. Barabe
Senior Vice President and Chief Financial Officer	—
Barry A. Labinger
Executive Vice President, Chief Commercial Officer	—
David C. Stump, M.D.
Executive Vice President, Research and Development	—
James H. Davis, Ph.D., J.D.
Executive Vice President, General Counsel and Secretary	—
All current executive officers as a group	—
All employees, including all current officers who are not executive officers, as a group	475,540

(1)	Number of shares issued to the individual or group pursuant to the ESPP, from July 1, 2000 through December 31, 2006.

Amendment and Termination

The Board of Directors may amend the ESPP at any time for any reason, except that (1) if the approval of any such amendment by our stockholders is required by Section 423 of the Internal Revenue Code, such amendment will not be effected without such approval, and (2) no amendment may be made that would cause the ESPP to fail to comply with Section 423 unless the Board expressly so provides.

The Board of Directors may approve a change-in-control transaction after which we may not be the surviving entity. In such a circumstance, all outstanding Options terminate unless the surviving entity expressly substitutes for or assumes them. If the ESPP terminates coincident with a change-in-control transaction, the Option Period will be deemed to have ended on the last day on which our Common Stock was traded on The NASDAQ Global Market before such termination. Unless the Administrator determines otherwise, eligible employees may choose either to (1) have all amounts in their accounts refunded, or (2) exercise their Options on the last day of the Option Period. If an eligible employee does not exercise this right of choice, the Options will be deemed to have been automatically exercised on the last day of the Option Period. The Administrator will send all eligible employees a written notice of a change-in-control transaction that will result in the termination of the ESPP no later than the time at which we notify our stockholders about the transaction.

The Board of Directors, in its sole discretion, may terminate the ESPP at any time for any reason. If the ESPP is terminated, all outstanding Options will immediately terminate and all amounts in an eligible employee’s account under the ESPP will be promptly refunded. The ESPP will continue in effect unless terminated by the Board of Directors.

Tax Aspects

We intend the ESPP to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. As such, neither the grant of Options to purchase shares under each Option Period nor the actual purchase of shares at the close of the purchase periods will result in taxable income to the employee or a deduction to us.

If the employee disposes of shares acquired under the ESPP (including by gift) within two years after the start of the Option Period under which the shares are purchased or within one year after the shares are purchased, a “disqualifying disposition” of shares occurs. Upon a disqualifying disposition, the employee must recognize ordinary income equal to the excess of the fair market value of the shares on their purchase date over the purchase price paid to acquire the shares. This excess will be taxed as ordinary income in the year of the disqualifying disposition even if the employee realizes no gain on the disposition or makes a gift of the shares.

Any gain realized on a disqualifying disposition in excess of the fair market value of the shares on the purchase date generally will be treated as long- or short-term capital gain, depending on the holding period for such shares. If the employee sells the shares for less than their fair market value measured as of the purchase date, the same amount of ordinary income is attributed to the employee and a capital loss is recognized equal to the difference between the sale price received by the employee and the fair market value of the shares on the purchase date. Correspondingly, we will be entitled to a tax deduction at the time of the disqualifying disposition equal to the amount of ordinary income the employee recognizes.

If an employee disposes of shares acquired under the ESPP other than in a disqualifying disposition (i.e., the disposition occurs after the holding periods described above have been satisfied), the employee recognizes both (i) ordinary income equal to the difference between the employee’s purchase price and the fair market value of the shares at the start of the Option Period under which the shares were purchased or, if less, the difference between the amount the employee realizes in the disposition and the purchase price of the shares; and (ii) long-term capital gain for any additional gain the employee realizes in the disposition. We will not be entitled to a corresponding tax deduction for the ordinary income the employee recognizes if no disqualifying disposition occurs. If an employee sells the shares other than in a disqualifying disposition and the sale price is less than the purchase price, then the employee recognizes no ordinary income and recognizes a capital loss for the difference between the sale price and the purchase price.

The Board of Directors recommends a vote FOR approval of the Employee Stock Purchase Plan.

PROPOSAL 3.  RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2007, subject to the ratification of such appointment by our stockholders. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and is expected to be available to respond to appropriate questions from stockholders. Ernst & Young LLP currently serves as our independent registered public accounting firm.

Unless marked to the contrary, the shares represented by the enclosed proxy, if properly executed and returned, will be voted FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

The Board of Directors recommends a vote FOR ratification of Ernst & Young LLP.

Audit Fees

The fees billed or incurred by Ernst & Young LLP for professional services rendered in connection with the audit of our annual consolidated financial statements for 2006 and 2005, the review of the consolidated financial statements included in our quarterly reports on Form 10-Q, as well as the review and consent for our other filings for 2006 and 2005 were $452,655 and $508,883, respectively. The fees for 2006 and 2005 include $175,000 and $181,780, respectively, for services associated with compliance with the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

The fees billed by Ernst & Young LLP for professional services rendered for assurance and related services that are reasonably related to the audit of our annual consolidated financial statements for 2006 and 2005 were $159,500 and $18,500, respectively. The increase relates to services rendered in connection with the accounting for our real estate and collaborative transactions during 2006.

Tax Fees

The fees billed by Ernst & Young LLP for professional services rendered for tax compliance, tax advice and tax planning for 2006 and 2005 were $46,950 and $42,509, respectively.

All Other Fees

In 2006 and 2005, Ernst & Young LLP did not bill us for any services other than those described above.

Pre-Approval of Non-Audit Services

The Audit Committee has established a policy governing our use of Ernst & Young LLP for non-audit services. Under the policy, management may use Ernst & Young LLP for non-audit services that are permitted under SEC rules and regulations, provided that management obtains the Audit Committee’s approval before such services are rendered.

Audit Committee Report

The Audit Committee of the Board of Directors consists of four directors, who are each independent as required by NASDAQ Global Market listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, and is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. The members of the Audit Committee are Mr. Lawlor, Mr. Ha-Ngoc, Dr. Link, and Mr. Starr. Each year, the Audit Committee selects, subject to stockholder ratification, our independent registered public accounting firm.

Management is responsible for our financial statements and the financial reporting process, including internal controls. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and Ernst & Young LLP, our independent registered public accounting firm. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of Ernst & Young’s judgments about the quality (not just the acceptability) of our accounting principles as applied to our financial reporting.

Ernst & Young LLP also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Ernst & Young LLP that firm’s independence. The Audit Committee further considered whether the provision by Ernst & Young LLP of the non-audit services described above is compatible with maintaining the registered public accounting firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the disclosures by the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission. The Audit Committee and our Board of Directors have also recommended the selection of Ernst & Young LLP as our independent registered public accounting firm for 2007, subject to stockholder ratification.

Audit Committee

Augustine Lawlor, Chair
Tuan Ha-Ngoc
Max Link, Ph.D.
Kevin P. Starr

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the ownership of our Common Stock as of February 28, 2007, unless otherwise indicated, by (1) all stockholders known by us to beneficially own more than five percent of the outstanding Common Stock, (2) each of the directors and nominees for director, (3) each executive officer, including those named in the Summary Compensation Table, and (4) all of our directors and executive officers as a group.

	Number of
Name and Address of Beneficial Owner(1)	Shares Owned		Percent Owned

Wellington Management Company, LLP	11,139,178	(2)	8.3	%(2)
75 State Street Boston, Massachusetts 02109
FMR Corp.	19,860,539	(3)	14.8	%(3)
82 Devonshire Street Boston, Massachusetts 02109
Sid R. Bass Management Trust	10,508,750	(4)	7.8	%(4)
201 Main Street, Ste. 2600 Fort Worth, Texas 76102
Taube Hodson Stonex Partners, Ltd.	6,929,418	(5)	5.2	%(5)
Cassini House 1st Floor 57-59 St. James’s Street London, SW1A 1LD England

Directors, Nominees and Executive Officers
H. Thomas Watkins	887,880	(6)	*
Timothy C. Barabe	0	(7)	*
Susan Bateson McKay	688,709	(8)	*
Richard J. Danzig	117,771	(9)	*
James H. Davis, Ph.D., J.D.	1,302,916	(10)	*
Jürgen Drews, M.D.	166,271	(11)	*
Tuan Ha-Ngoc	16,457	(12)	*
A. N. “Jerry” Karabelas, Ph.D.	122,771	(13)	*
Barry A. Labinger	191,539	(14)	*
Augustine Lawlor	53,877	(15)	*
Max Link, Ph.D.	112,135	(16)	*
Curran M. Simpson	202,816	(17)	*
Kevin P. Starr	4,170	(18)	*
David C. Stump, M.D.	1,308,829	(19)	*
Robert C. Young, M.D.	17,847	(20)	*
All 15 directors and executive officers as a group	5,193,988	(21)	3.7%

*	Percentage is less than 1% of the total number of outstanding shares of our Common Stock.

(1)	Except as otherwise indicated, each party has sole voting and investment power over the shares beneficially owned.

(2)	As reported on an Amended Schedule 13G filed on February 14, 2007 by Wellington Management Company, LLP, which may be deemed to beneficially own the shares in its capacity as an investment advisor.

(3)	As reported on an Amended Schedule 13G filed on January 10, 2007 by FMR Corp. (“FMR”) and Edward C. Johnson 3d, Chairman and principal shareholder of FMR (“Mr. Johnson”), the shares are beneficially owned by Fidelity Management & Research Company (“Fidelity Research”) as an investment adviser to various investment companies (the “Funds”) and Fidelity Growth Company Fund (“Fidelity

Fund”), with Mr. Johnson, FMR and the Funds each having the sole power to dispose of such shares and the Funds’ Boards of Trustees having the sole power to vote or direct the vote of such shares. Fidelity Research and Fidelity Fund are wholly-owned subsidiaries of FMR.

(4)	As reported on an Amended Schedule 13G filed on February 13, 2007 by the Sid R. Bass Management Trust and certain of its affiliates.

(5)	As reported on a Schedule 13G filed on December 21, 2006 by Taube Hodson Stonex Partners, Ltd.

(6)	Includes 841,880 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Also includes 40,000 shares held jointly by Mr. Watkins and his wife, as to which Mr. Watkins shares investment and voting power and 6,000 shares of Common Stock held by Mr. Watkins’s children as to which Mr. Watkins disclaims beneficial ownership. Does not include 733,120 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(7)	Does not include 260,000 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(8)	Includes 638,707 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 124,513 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(9)	Includes 110,271 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 17,729 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(10)	Includes 1,234,916 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 133,614 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days. Includes 15,000 unvested shares of restricted stock that are subject to forfeiture. Voting and investment power shared with respect to 53,000 shares of Common Stock.

(11)	Includes 166,271 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 17,729 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(12)	Includes 16,457 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 24,543 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(13)	Includes 110,271 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 17,729 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(14)	Includes 146,839 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 253,161 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days. Includes 33,000 unvested shares of restricted stock that are subject to forfeiture.

(15)	Includes 52,566 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 27,434 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(16)	Includes 87,135 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 16,865 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(17)	Includes 202,816 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 147,184 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(18)	Includes 4,170 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 20,830 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(19)	Includes 1,259,253 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 140,181 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days. Includes 45,000 unvested shares of restricted stock that are subject to forfeiture. Dr. Stump shares voting and investment power with respect to 4,576 shares of Common Stock with his wife as trustees of the Stump Family Trust.

(20)	Includes 14,847 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 23,153 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days.

(21)	Includes 4,886,399 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days. Does not include 1,957,785 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days. Includes 93,000 unvested shares of restricted stock that are subject to forfeiture.

EXECUTIVE COMPENSATION

Compensation Committee

The Compensation Committee of the Board of Directors consists of three non-employee directors. The charter of the Compensation Committee may be viewed by accessing the “Investor Information” page of our website and clicking on “Charter of the Compensation Committee.” In addition, a written copy of the Compensation Committee charter may be requested by any stockholder. The Compensation Committee is responsible for setting and administering the policies that govern annual executive compensation. The responsibilities of the Compensation Committee include the following:

•	Review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of those goals and objectives, and set the level of the Chief Executive Officer’s compensation based on this evaluation.

•	Determine the base and incentive compensation of our other executive officers and senior officers with a rank of Vice President or above.

•	Make recommendations to the Board of Directors with respect to equity-based compensation plans.

•	Administer our stock option, stock incentive, and other stock compensation plans (including, without limitation, the 2000 Stock Incentive Plan and Employee Stock Purchase Plan) as required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

•	Prepare the Compensation Committee report required to be included in the proxy statement for our annual meeting of stockholders and periodically report to the Board of Directors on the Compensation Committee’s activities.

•	Report the Compensation Committee’s activities to the Board of Directors on a regular basis and make such recommendations with respect to such activities as the Compensation Committee or the Board of Directors may deem necessary or appropriate.

The Compensation Committee is responsible for making compensation decisions regarding the Management Committee (the “MC”), which includes the President and Chief Executive Officer, the Chief Financial Officer, and our other executive officers. The Compensation Committee is also responsible for making compensation recommendations regarding our non-employee directors. The Compensation Committee retains Watson Wyatt, a leading independent executive compensation consulting firm, to provide industry-specific competitive intelligence and advice about executive compensation program design and competitive compensation levels. In addition, members of the Human Resources department provide support to the Compensation Committee in carrying out its responsibilities. Employee attendees at Compensation Committee meetings may include the Senior Vice President, Human Resources, member(s) of the Human Resources staff, and the President and Chief Executive Officer.

In 2006, the Compensation Committee met a total of four times, all in person. The agenda for meetings of the Compensation Committee are determined by its Chairman, with the assistance of the Senior Vice President, Human Resources. Topics covered by the Compensation Committee in 2006 included the following:

•	Approval of competitive peer group for MC compensation.

•	Competitive compensation and rewards for the MC.

•	Competitive compensation and rewards for our non-employee directors.

•	Review and approval of stock option awards, bonus guidelines, and merit increase pool for employees at and above the director level.

•	Review of stock option awards for promotions, new hires, and certification/educational achievements for employees below the director level (awarded according to preset targets approved by the Compensation Committee).

•	Approval of resolutions regarding annual stock option awards for all employees, and all individual stock option awards to employees at the director level and above.

•	Approval of salary changes for Vice Presidents and above.

In making recommendations on MC compensation, the Compensation Committee relies on Watson Wyatt for competitive data and recommendations on competitive compensation, and on the President and Chief Executive Officer for performance data on individual MC members (other than the President and Chief Executive Officer). Company performance data is agreed upon by the MC and the Board of Directors.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is a current or former officer or employee of our company.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors is responsible for determining, implementing, and maintaining fair, reasonable, and competitive compensation for the MC, while continuing to create stockholder value. Throughout this proxy statement, the individuals who served as our President and Chief Executive Officer, and Chief Financial Officer during fiscal 2006, as well as the other individuals included in the Summary Compensation Table, are referred to as the “executive officers.”

Philosophy & Objectives

The Compensation Committee’s overall goals with respect to executive officers are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability, performance, and potential, and to establish and maintain an appropriate relationship between executive compensation and the creation of shareholder value. The Compensation Committee believes that the most effective compensation program is one that provides competitive base pay, rewards the achievement of established annual and long-term goals and objectives, and provides an incentive for retention.

To this end, the three compensation elements used for executive officers in 2006 were base salary, cash bonus, and equity awards. The Compensation Committee believes that these three elements are the most effective combination in motivating and retaining the executive officers at this stage in our development. We considered recommending a deferred compensation program for executive officers, but our current stage of development made deferred compensation a less attractive alternative than equity incentives that foster greater alignment with stockholder interests.

Base Salary.  The Compensation Committee’s philosophy is to maintain executive base salary at a competitive level sufficient to recruit and retain individuals possessing the skills and capabilities necessary to achieve our goals over the long term. Each individual’s base salary is determined by the Compensation Committee after considering a variety of factors that include market value and prospective value to us, including the knowledge, experience, and accomplishments of the individual, the individual’s level of responsibility, and the typical compensation levels for individuals with similar credentials. The Compensation Committee may, considering the advice of our management, change the salary of an individual on the basis of its judgment for any reason, including our performance or that of the individual, changes in responsibility, and changes in the market for executives with similar credentials.

Cash Bonus.  The purpose of the cash bonus program for executive officers is to motivate and reward the achievement of specific preset corporate goals, agreed to in advance by the Board of Directors, along with the achievement of individual performance goals. Achievement of established goals at the end of the measurement period is agreed upon by the MC and the Board of Directors. Target cash bonuses for executive officers are set based upon analysis of competitive data (see “Setting Executive Compensation” below).

Stock Incentive Awards.  Stock incentive awards are a fundamental element in our executive compensation program because they emphasize our long-term performance, as measured by creation of stockholder value, and foster a commonality of interest between stockholders and our company leaders. In addition, they are crucial to a competitive compensation program for executive officers, and they act as a powerful retention tool. In our current pre-commercial state, the Compensation Committee views the organization as still facing some level of risk, but with the potential for a high upside, and therefore believes that stock incentive awards are appropriate for executive officers.

Setting Executive Compensation

The process of determining compensation for the executive officers begins with a presentation of the competitive data to the Compensation Committee in January. Watson Wyatt, an independent executive compensation consulting firm, provides the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions.

Twenty-two peer biopharmaceutical companies were chosen for 2006 by the Compensation Committee in conjunction with Watson Wyatt and the Company. Inclusion in the peer company group was based on business focus, competition for talent, and size (revenue and market capitalization). The peer companies listed below were broken down into two categories: (1) Research Companies, consisting of companies with, at the time, average net sales of $18 million, average net income of ($104 million), and an average market capitalization of $751 million; and (2) Product Companies, consisting of companies with, at the time, average net sales of $709 million, average net income of $48 million, and an average market capitalization of $7,490 million. The inclusion of companies with product-related revenue or those at a more advanced stage of development than HGS is relevant because we compete with these companies for top executive-level talent.

Research Companies	Product Companies

Abgenix, Inc.	Biogen, Inc.
Alexion Pharmaceuticals, Inc.	Celgene Corporation
Applera Corporation	Encysive Pharmaceuticals, Inc.
Curagen Corporation	Gilead Sciences, Inc.
Exelixis, Inc.	MedImmune, Inc.
Incyte Corporation	Myogen, Inc.
Medarex, Inc.	Neurocrine Biosciences, Inc.
Neurochen, Inc.	Progenics Pharmaceuticals, Inc.
Onyx Pharmaceuticals, Inc.	Protein Design Labs, Inc.
Rigel Pharmaceuticals, Inc.	Vertex Pharmaceuticals, Inc.
Telik Pharmaceuticals, Inc.
Theravance, Inc.

Watson Wyatt supplied three cuts of the data for the full peer group as a whole, the Research Companies and the Product Companies. The analyses included: (i) base salary, target and actual bonus; (ii) total cash compensation made up of base salary plus actual bonus; and (iii) total direct compensation consisting of base salary, target bonus, and expected value of long-term incentives, which included the Black-Scholes value of stock options. Peer group data were based on information contained in proxy statements filed by the peer group companies in 2005, updated with salary information from Current Reports on Form 8-K filed in calendar year 2005.

In addition, Watson Wyatt performed an analysis on third-party survey data that we supplied which included aged data from:

•	2005 Radford Executive Biotechnology Survey — covering the biopharmaceutical companies with 500 or more employees.

•	2005 SIRS ORC Executive Survey — a “custom cut” that included 23 biopharmaceutical companies.

•	2005 Top Five Executive Survey — a “custom cut” covering 20 biopharmaceutical companies.

The survey results provided competitive market data for the two executive officer positions for which there was insufficient proxy data — the Senior Vice President of Human Resources and the Senior Vice President of Operations, and served as an additional point of comparison to the proxy data for the named executive officers (i.e., the “top five”).

In the competitive data presented to the Compensation Committee by Watson Wyatt, each compensation element for the executive officers was identified as “< 50th” percentile, “50th - 75th” percentile, or “above 75th” percentile, relative to the proxy data from peer companies and the survey data. In general, the target is “50th - 75th” percentile on total direct compensation, and the “50th - 75th” percentile category is also used as a guideline for individual compensation elements. For certain executive officers, the Compensation Committee may deem it appropriate that their compensation exceed the “50th - 75th” percentile of the competitive data due to, among other factors, their extensive experience, the individual’s scope of responsibility, accountability and impact on our operations, and the impact their departure might have on our performance.

Once the Compensation Committee has reviewed this analysis, there are separate meetings held with the President and Chief Executive Officer and the Senior Vice President, Human Resources in February, at which the performance of each executive officer is discussed. Based upon the analysis provided by Watson Wyatt in combination with these individual performance assessments, the Compensation Committee determines each executive officer’s new base salary, bonus for the prior year’s performance, and equity award.

Compensation Elements

The executive officers’ compensation structure consists of base salary, cash bonus and stock incentive grants. A significant percentage of total direct compensation is allocated to stock incentive grants as a result of the philosophy mentioned above. There is no pre-established policy or target for the allocation between cash and incentive compensation. Rather, the Compensation Committee reviews information provided by Watson Wyatt to determine the appropriate level and mix of incentive compensation.

Base Salary

Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility. All competitive and performance data are reviewed by the Compensation Committee in order to make compensation decisions that will maintain a competitive standing for each executive officer, but not place them outside a reasonable range of compensation set by their peers in the industry. Salaries are set based on a review of the competitive data, consideration of individual performance, compensation relative to other executive officers, and the importance to stockholders of that person’s continued service.

Cash Bonus

Bonuses are determined by the Compensation Committee, with advice from our management, based upon the Compensation Committee’s assessment of the achievement of our corporate goals for the prior year. In determining bonuses for 2006 performance, the Compensation Committee considered the executive team’s achievement of preset corporate goals, and each individual’s performance on their individual goals. The corporate portion of the cash bonus for 2006 was based on the following goals:

Product Specific Goals

Albuferon

•	Initiate Phase 3 clinical trial in treatment naïve subjects by year end 2006.

•	Complete Albuferon collaboration agreement by July 2006.

Lymphostat-B

•	Initiate Phase 3 clinical trial in SLE subjects by year end 2006.

ABthrax

•	Obtain a government order and have clinical trial material available to start pivotal safety trial by November 2006.

Financial Performance Goals

•	Cash flow for 2006 is greater than ($108 million).

•	Operating expenses and capital spending, exclusive of stock option expense and CoGenesys expenses, are not more than $259 million.

•	Cash reserves at year end are at least $500 million.

•	Manage headcount to predetermined targets.

Asset Goals

•	Consolidate manufacturing facilities.

•	Achieve facilities financing targets.

•	Maximize capacity usage of Large Scale Manufacturing facility.

•	Complete the separation of the CoGenesys operating unit from HGS.

Based upon our 2006 performance in relation to these goals, the Compensation Committee determined that 2006 corporate performance should be rewarded at 150% of bonus targets to recognize having exceeded several pre-determined targets related to the above goals and achieving additional “stretch goals” regarding operating expenses, sub-leases of vacated facilities, and deals on existing candidates in our pipeline. The bonus awards made to executive officers are reported in the Summary Compensation Table on page 29.

Stock Incentive Awards

Stock incentive awards may include stock options, stock appreciation rights, restricted or unrestricted stock awards, stock-equivalent units, and any other stock-based awards under Section 162(m) of the Internal Revenue Code, and are intended to provide the most meaningful component of executive compensation. They provide compensation in a manner that is intrinsically related to long-term stockholder value because they are linked to the value of our Common Stock. Historically, we have relied solely on stock options as a means of providing equity incentives for our executives. However, our Amended and Restated 2000 Stock Incentive Plan approved by our stockholders in 2004 enables the grant of all of the forms of equity-based compensation referred to above. More recently, we have also awarded restricted stock and stock units to executive officers.

In determining the size of a stock incentive award to an executive officer, the Compensation Committee considers company performance, competitive data, and the individual’s scope of responsibility and continuing performance. Most importantly, since the stock incentive award is meant to be a retention tool, the Compensation Committee considers the importance to stockholders of that person’s continued service.

Options are granted at no less than 100% of the fair market value on the date of grant, and vest over the first four years of the ten-year option term. The 2006 stock incentive awards were granted in the form of stock options on March 14, 2006. The 2006 stock option award for the Executive Vice President and Chief Commercial Officer was awarded in two parts: 37.5% was granted on March 14, 2006, and the remaining 62.5% was granted on July 10, 2006. The March grant was pro-rated due to his hire date, and the July grant recognized his performance as acting Chief Financial Officer.

Executive Severance Plan

The President and Chief Executive Officer, as well as other executive officers identified by the Compensation Committee, are eligible for the Executive Severance Plan (the “Plan”). In the event of a change of control which results in the termination of a Plan participant, or in the event of the termination of the participant’s employment with us, or for good reason by the participant, we will provide the participant with the following payments and benefits:

1. A lump sum cash payment equal to 1.5 to 2.0 (depending on the participant’s title) multiplied by the sum of the participant’s annual salary and the average of the participant’s bonus payments for the last three years.

2. Continuation of the participant’s participation in our group medical, dental, life, and disability plans for 18 months (or 24 months depending on the participant’s title) after the date of termination.

3. Full vesting of all stock options.

The above is a general description of the Executive Severance Plan; detailed provisions and limitations are outlined in the Plan document.

Timing of Annual Awards

In order to assess the performance of a full calendar year, annual awards are distributed in March of the following year. Salary increases for 2006 were effective on March 6, 2006. Bonus awards for 2006 performance were paid on March 12, 2007. Stock option awards for executive officers were effective on the date of approval by the Compensation Committee, which for 2006 was March 14, 2006.

Compensation for Newly Hired Executive Officers

When determining compensation for a new executive officer, factors taken into consideration are the individual’s skills, background and experience, the individual’s potential impact on our short-and long-term success, and competitive data from both the list of peer companies and industry-specific published surveys, and data collected from executive search consultants and prospective candidates during the recruitment process.

In addition, we make a grant of stock options when an executive officer joins us and may, at our discretion, also grant restricted stock upon hire. Options are granted at no less than 100% of the fair market value on the date of grant. In 2006, we provided a stock option grant of 260,000 options to the new Senior Vice President and Chief Financial Officer upon his arrival.

Chief Executive Officer’s Compensation

Mr. Watkins’ base salary was set at $650,000 per year for 2006, and he received a grant of 325,000 stock options. His bonus for 2006 performance was $650,000. The Compensation Committee determined Mr. Watkins’ compensation awards after considering a variety of factors, including Mr. Watkins’ performance, his level of responsibility within our company, industry surveys, and the counsel provided by Watson Wyatt based on the competitive data discussed earlier.

Perquisites and Other Personal Benefits

We provide certain executive officers with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation program. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our executive officers.

In 2006, Mr. Watkins received a car allowance, payment of insurance premiums to cover the supplemental disability insurance policy provided to all of our officers, and reimbursement of commuting expenses for travel to and from Chicago, Illinois. In 2006, the Compensation Committee approved a one-year extension, to November 2007, of reimbursement of commuting expenses to and from Chicago, Illinois.

The remaining executive officers are eligible for an executive salary continuation plan that is offered to all of our officers and provides an individual disability income policy to cover the loss above the group benefit potential. The individual policy is paid for by us. Since it is an individual policy, each executive must apply and qualify on an individual basis. This individual policy belongs to the officer and would transfer with the officer should he or she leave HGS.

Tax and Accounting Implications

Compensation Deduction Limit.  As part of its role, the Compensation Committee considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct non-performance-based compensation of more than $1,000,000 that is paid to certain individuals. The Compensation Committee has considered the $1,000,000 limit for federal income tax purposes on deductible executive compensation that is not performance-based and believes that the compensation paid is generally fully deductible for federal income tax purposes. However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for the Company’s executive officers. In this regard, for 2006 and 2007, the non-performance-based compensation for Mr. Watkins in excess of $1,000,000 will not be deductible for federal income tax purposes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Max Link, Ph.D., Chair
Argeris N. Karabelas, Ph.D.
Augustine Lawlor

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation earned during the fiscal year ended December 31, 2006 by our Chief Executive Officer, Chief Financial Officer, and our three other most highly-compensated executive officers:

						Non-Equity
						Incentive Plan
		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Compensation ($)	All Other
Name and Principal Position	Year	(1)	(2)	(3)	(4)	(5)	Compensation ($)		Total ($)
H. Thomas Watkins	2006	650,000	—	—	1,683,137	650,000	46,756	(8)	3,029,893
President and Chief Executive Officer
Timothy C Barabe(6)	2006	156,923	—	—	138,802	150,000	180,716	(9)	626,441
Senior Vice President and Chief Financial Officer
Barry A. Labinger	2006	460,000	91,000 (7)	223,833	505,776	300,000	275,103	(10)	1,855,712
Executive Vice President, Chief Commercial Officer
David C. Stump, M.D.	2006	442,115	—	195,750	877,894	300,000	12,684	(11)	1,828,443
Executive Vice President, Research and Development
James H. Davis, Ph.D., J.D.	2006	375,500	—	65,250	858,487	245,000	15,105	(12)	1,559,342
Executive Vice President, General Counsel and Secretary

(1)	Includes amounts earned but deferred at the election of the Named Executive Officer, such as salary deferrals under the Company’s 401(k) plan established under Section 401(k) of the Internal Revenue Code.

(2)	Performance-based bonuses are generally paid under our cash bonus program and reported as Non-Equity Incentive Plan Compensation. Except as otherwise noted, amounts reported as Bonus represent discretionary bonuses awarded by the Compensation Committee in addition to any amounts earned under the cash bonus program.

(3)	Reflects the dollar amount recognized for financial reporting purposes in accordance with FAS 123(R) and thus may include amounts from awards granted in and prior to 2006. Expense recognized for financial reporting purposes equals the number of shares attributable to 2006 service multiplied by the fair market value per share of the award as of the date of grant. The weighted-average grant date fair market value of our outstanding stock awards is included in Note K to our audited financial statements included in our 2006 Annual Report on Form 10-K.

(4)	Reflects the dollar amount recognized for financial reporting purposes in accordance with FAS 123(R) and thus includes amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount for years ended December 31, 2004, 2005 and 2006 are included in Note K to the Company’s audited financial statements for the year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2007. Assumptions used in the calculation of this amount for the year ended December 31, 2003, are included in Note J to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 14, 2006.

(5)	Represents bonus amounts earned in 2006 under our cash bonus program.

(6)	Mr. Barabe was appointed as our Senior Vice President and Chief Financial Officer on July 10, 2006.

(7)	Mr. Labinger’s bonus represents recognition of service as acting CFO from January 2006 to July 2006.

(8)	Represents a car allowance of $12,000, payment of insurance premiums of $9,294, company contributions to a 401(k) plan account for the executive of $3,750, and reimbursement of commuting expenses of $21,712 for travel to and from Chicago, Illinois.

(9)	Represents reimbursement of relocation expenses of $116,056 plus related tax reimbursements of $64,010, and Company contributions to a 401(k) plan account for the executive of $650.

(10)	Represents reimbursement of relocation expenses of $175,000 plus related tax reimbursements of $94,231, and the payment of insurance premiums of $5,872.

(11)	Represents payment of insurance premiums of $7,684 and Company contributions to a 401(k) plan account for the executive of $5,000.

(12)	Represents payment of insurance premiums of $10,105 and Company contributions to a 401(k) plan account for the executive of $5,000.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to option awards and other plan-based awards granted during the fiscal year ended December 31, 2006 to our named executive officers:

					All Other
					Awards:
		Estimated Future Payouts Under			Number of	Exercise or	Grant Date Fair
		Non-Equity			Securities	Base Price	Value of Stock
		Incentive Plan Awards(1)			Underlying	of Option	and Option
		Threshold	Target	Maximum	Options	Awards(2)	Awards(3)
Name	Grant Date	($)	($)	($)	(#)	($)	($)

H. Thomas Watkins	N/A	365,625	487,500	1,218,750
	3/14/2006				325,000	10.89	1,620,808
Timothy C. Barabe(4)	N/A	47,077	62,769	156,923
	7/10/2006				260,000	10.11	1,161,186
Barry A. Labinger(5)	N/A	138,000	184,000	460,000
	3/14/2006				37,500	10.89	187,016
	7/10/2006				62,500	10.11	279,131
David C. Stump, M.D.	N/A	132,635	176,846	442,115
	3/14/2006				100,000	10.89	498,710
James H. Davis, Ph.D., J.D.	N/A	112,650	150,200	375,500
	3/14/2006				100,000	10.89	498,710

(1)	The amounts reflect the minimum payment level under the cash bonus program which is 75% of the target amount. The maximum amount is 250% of the target amount. The target amount is based on the individual’s current salary and represents 75% of Mr. Watkins’ base salary and represents 40% of the base salary for Messrs. Barabe and Labinger, and Drs. Stump and Davis.

(2)	Options granted under our 2000 Stock Incentive Plan have an exercise price equal to the closing price on The NASDAQ Global Market on the date of grant.

(3)	Reflects the dollar amount recognizable for financial reporting purposes in accordance with FAS 123(R). Assumptions used in the calculation of these amounts are included in Note K to our audited financial statements included in our 2006 Annual Report on Form 10-K.

(4)	Upon his employment with us, we granted Mr. Barabe options to purchase 260,000 shares of our Common Stock with a grant price equal to $10.11, the closing price of our Common Stock on The NASDAQ Global Market on the grant date.

(5)	Mr. Labinger received a stock option grant on July 10, 2006 in recognition of service as acting CFO from January 2006 to July 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information with respect to the value of all unexercised options previously awarded to our named executive officers as of December 31, 2006:

	Option Awards				Stock Awards
						Market
						Value of
	Number of	Number of			Number of	Shares or
	Securities	Securities			Shares or	Units of
	Underlying	Underlying			Units of	Stock That
	Unexercised	Unexercised	Option	Option	Stock That	Have Not
	Options (#)	Options(1) (#)	Exercise	Expiration	Have Not	Vested(2)
Name	Exercisable	Unexercisable	Price ($)	Date	Vested (#)	($)
H. Thomas Watkins	650,000	600,000	10.47	11/21/2014
	60,840	264,160	10.89	3/14/2016
Timothy C. Barabe	—	260,000 (3)	10.11	7/10/2016
Barry A. Labinger	99,999	200,001	13.43	8/15/2015
	7,020	30,480	10.89	3/14/2016
	—	62,500	10.11	7/10/2016
					33,000 (4)	410,520
David C. Stump, M.D.	495,424	—	21.84	11/1/2009
	200,000	—	65.56	12/6/2010
	140,000	—	38.63	12/5/2011
	115,000	—	9.35	12/11/2012
	74,880	25,120	12.38	12/10/2013
	55,020	59,990	12.56	1/17/2015
	111,668 (5)	22,332 (5)	12.56	4/7/2010
	18,720	81,280	10.89	3/14/2016
					45,000 (6)	559,800
James H. Davis, Ph.D., J.D.	264,500	—	6.84	5/14/2007
	80,000	—	6.84	12/16/2007
	100,000	—	8.47	12/2/2008
	160,000	—	29.38	12/9/2009
	200,000	—	65.56	12/6/2010
	140,000	—	38.63	12/5/2011
	115,000	—	9.35	12/11/2012
	74,880	25,120	12.38	12/10/2013
	47,854	52,176	12.56	1/17/2015
	111,668 (5)	22,332 (5)	12.56	4/7/2010
	18,720	81,280	10.89	3/14/2016
					15,000 (6)	186,600

(1)	Except as otherwise noted, each option vests at the rate of one-eighth of the underlying shares on the six-month anniversary of the date of grant and the remaining shares vest monthly on a ratable basis for the next 42 months.

(2)	Based on the closing price of our Common Stock of $12.44 on The NASDAQ Global Market on December 29, 2006.

(3)	The option vests at the rate of one-fourth of the underlying shares on July 10, 2007, the one-year anniversary of the date of grant. The remaining shares vest monthly on a ratable basis for the next 36 months.

(4)	16,500 shares will vest on each of August 15, 2007 and August 15, 2008 provided Mr. Labinger is an employee of the Company on those dates.

(5)	Drs. Stump and Davis each received a grant on April 7, 2005 which vests at a rate of one-fourth of the underlying shares on the six-month anniversary of the date of grant and the remaining shares vest monthly on a ratable basis for the next 18 months.

(6)	One-third of the shares vest on the third anniversary of the grant date if the executive is employed with us on such date, one-third of the shares will vest on the third anniversary of the grant date if the performance of our Common Stock is within 10% of that of the AMEX Biotechnology Index, and the remaining one-

third of the shares will vest on the third anniversary of the grant date if the performance of our Common Stock exceeds that of the AMEX Biotechnology Index by more than 10%.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information concerning option exercises by our named executive officers and vesting of our Common Stock held by them during the fiscal year ended December 31, 2006:

	Option Awards		Stock Awards
		Value Realized on	Number of Shares	Value Realized on
Name	Number of Shares Acquired on Exercise (#)	Exercise ($)(1)	Acquired on Vesting (#)	Vesting ($)(2)
H. Thomas Watkins	—	—	—	—
Timothy C. Barabe	—	—	—	—
Barry A. Labinger	—	—	17,000	164,050
David C. Stump, M.D.	—	—	—	—
James H. Davis, Ph.D., J.D.	172,500	1,004,650	—	—

(1)	Based on the difference between the market price of our Common Stock on the date of exercise and the exercise price.

(2)	Based on the market price for our Common Stock on the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Termination without a Change in Control

In November 2004, we entered into an employment agreement with Mr. Watkins in which Mr. Watkins agreed to serve as our Chief Executive Officer. Under that agreement, if we terminate Mr. Watkins’ employment agreement without cause or choose not to renew the employment agreement, or if Mr. Watkins terminates the employment agreement with good reason, upon such termination or non-renewal, Mr. Watkins will be entitled to receive 24 months’ base salary over the salary continuation period and a pro rata bonus payment based on the bonus earned in the prior fiscal year. Mr. Watkins will be entitled to continue to participate in our group medical, dental, life and disability programs for a period of 24 months at our sole expense, provided that Mr. Watkins is not then eligible to participate in a group health plan of another entity. Upon termination, Mr. Watkins’ stock options will immediately vest for those shares that were otherwise scheduled to vest over the 12-month period following the date of termination. Mr. Watkins shall have 18 months from the date of his termination to exercise all vested stock options outstanding upon the date of termination, but in no event may Mr. Watkins or his estate exercise any stock option beyond its term stated in the applicable award agreement.

In July 2006, we entered into a letter agreement with Mr. Barabe in which Mr. Barabe agreed to serve as our Senior Vice President and Chief Financial Officer. The letter agreement provides that in the event Mr. Barabe’s employment is terminated by us without cause, we shall continue to pay Mr. Barabe’s base salary for a period of 12 months or until Mr. Barabe commences other, regular full-time employment. If Mr. Barabe commences other, regular full-time employment within 12 months after termination by us without cause at a base salary less than the rate of base salary in effect at the time of termination, then we will continue to pay the difference between Mr. Barabe’s most recent base salary while employed by us and Mr. Barabe’s new salary during the remainder of the 12-month period.

In June 2005, we entered into a letter agreement with Mr. Labinger in which Mr. Labinger agreed to serve as our Executive Vice President and Chief Commercial Officer. The letter agreement provides that in the event Mr. Labinger’s employment is terminated by us without cause, we shall continue to pay Mr. Labinger’s base salary for a period of 12 months or until Mr. Labinger commences other, regular full-time employment. If Mr. Labinger commences other, regular full-time employment within 12 months after termination by us without cause at a base salary less than the rate of base salary in effect at the time of termination, then we will continue to pay the difference between Mr. Labinger’s most recent base salary while employed by us and Mr. Labinger’s new salary during the remainder of the 12-month period.

In December 2004, we entered into an Executive Agreement with Dr. Stump, which provides that in the event Dr. Stump’s employment is terminated by us without cause or terminated by Dr. Stump for cause, we shall pay to Dr. Stump all accrued but unpaid base salary, any earned but unpaid bonuses for any prior period, all earned or vested incentive compensation, deferred compensation and other compensation or benefits, all accrued but unpaid reimbursable business expenses and all accrued but unused vacation time. We shall continue to pay Dr. Stump’s base salary for a period of 12 months and we shall also pay to Dr. Stump a pro rata bonus payment based on the bonus earned the prior fiscal year. Dr. Stump will be entitled to continue to participate in our group medical, dental, life and disability programs for a period of 12 months at our sole expense, provided that Dr. Stump is not then eligible to participate in a group health plan of another entity. Dr. Stump shall have 12 months from the date of his termination to exercise all vested stock options outstanding upon the date of termination, but in no event may Dr. Stump or his estate exercise any stock option beyond its term stated in the applicable award agreement.

In December 2004, we entered into an Executive Agreement with Dr. Davis, which provides that in the event Dr. Davis’s employment is terminated by us without cause or terminated by Dr. Davis for cause, we shall pay to Dr. Davis all accrued but unpaid base salary, any earned but unpaid bonuses for any prior period, all earned or vested incentive compensation, deferred compensation and other compensation or benefits, all accrued but unpaid reimbursable business expenses and all accrued but unused vacation time. We shall continue to pay Dr. Davis’s base salary for a period of 12 months and we shall also pay to Dr. Davis a pro rata bonus payment based on the bonus earned the prior fiscal year. Dr. Davis will be entitled to continue to participate in our group medical, dental, life and disability programs for a period of 12 months at our sole expense, provided that Dr. Davis is not then eligible to participate in a group health plan of another entity. Dr. Davis shall have 12 months from the date of his termination to exercise all vested stock options outstanding upon the date of termination, but in no event may Dr. Davis or his estate exercise any stock option beyond its term stated in the applicable award agreement.

Termination Upon a Change in Control

In July 1998, we established a Key Executive Severance Plan for our Chief Executive Officer, President and other key employees, and pursuant to that plan, we entered into agreements with the executive officers. The agreements provide that in the event the executive’s employment is terminated by us or successor without cause or by the executive for good reason, in either case within 18 months of a Change in Control (as defined in the Key Executive Severance Plan), we shall make a cash payment to the executive equal to 1.5 times the sum of the executive’s annual salary plus bonus (2.0 times in the case of the Chief Executive Officer) and the executive will be entitled to continue to participate in our group medical, dental, life and disability programs for a period of 18 months (24 months in the case of the Chief Executive Officer) at the same rates applicable to the executive during the executive’s employment. In addition, the Key Executive Severance Plan provides that upon a Change in Control, all option grants will vest unless the options are assumed or replaced in connection with the Change in Control and the assumed or replacement options will vest in the event the executive’s employment is terminated without cause or the executive resigns for good reason, in either case within 18 months of the Change in Control. Each executive also agreed to certain confidentiality and non-solicitation provisions as a condition to participation in the Key Executive Severance Plan.

The following table sets forth information with respect to compensation to the executives upon a Change in Control:

	Cash	Equity	Benefits and
	Payment(1)	Acceleration(2)	Perquisites(3)
Name	($)	($)	($)
H. Thomas Watkins	2,359,000	1,591,448	62,160
Timothy C. Barabe	735,000	605,800	19,843
Barry A. Labinger	1,053,000	192,869	39,916
David C. Stump, M.D.	1,020,000	127,491	44,048
James H. Davis, Ph.D., J.D.	863,800	127,491	53,895

(1)	Cash payment equals the executive’s annual salary as of December 31, 2006 plus their calculated bonus multiplied by the amount indicated in the discussion above. Calculated bonus equals average of the three prior years’ annual bonuses. If the executive has been with us less than three years, their average is calculated based on the actual number of years employed with us.

(2)	Aggregate intrinsic value of unvested stock options as of December 31, 2006. Aggregate intrinsic value represents only the value for those options in which the exercise price of the option is less than the market value of our stock on December 31, 2006.

(3)	Reflects the present value of premiums for 18 months (24 months for Mr. Watkins) for group medical, dental, life and disability programs. Amounts are based on the premiums in effect at December 31, 2006 and include tax reimbursement at a marginal tax rate of 40%.

DIRECTOR COMPENSATION

The following table sets forth information concerning the compensation earned during the last fiscal year by each individual who served as a director at any time during the fiscal year:

	Fees
	Earned or
	Paid in
Name	Cash ($)	Option Awards(1) ($)	Total ($)
Richard J. Danzig	40,000	126,282	166,282
Jürgen Drews, M.D.	38,500	126,282	164,782
Tuan Ha-Ngoc	48,500	49,777	98,277
A. N. “Jerry” Karabelas, Ph.D.	68,000	171,924	239,924
Augustine Lawlor	55,000	117,217	172,217
Max Link, Ph.D.	53,000	126,858	179,858
Kevin P. Starr(2)	11,250	9,404	20,654
Robert C. Young, M.D.	40,000	47,460	87,460
William D. Young(3)	30,417	207,280	237,697

(1)	Reflects the dollar amount recognized for financial reporting purposes during 2006 in accordance with FAS 123(R) for all option awards outstanding for any portion of the current year. Assumptions used in the calculation of this amount for years ended December 31, 2004, 2005 and 2006 are included in Note K to the Company’s audited financial statements for the year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2007. Assumptions used in the calculation of this amount for the year ended December 31, 2003, are included in Note J to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 14, 2006. The aggregate number of option awards outstanding as of December 31, 2006 for Mr. Danzig was 128,000, Dr. Drews was 184,000, Mr. Ha-Ngoc was 41,000, Dr. Karabelas was 128,000, Mr. Lawlor was 80,000, Dr. Link was 104,000, Mr. Starr was 25,000, Dr. Robert Young was 38,000 and Mr. William Young was 62,462.

(2)	Mr. Starr was appointed to our Board of Directors on October 18, 2006 and was granted an option for 25,000 shares of our Common Stock with an exercise price of $12.45, which was the closing price of our Common Stock on The NASDAQ Global Market on the date of grant.

(3)	Mr. Young resigned from the Board of Directors on November 28, 2006.

In 2006, each director who was not an employee was eligible to receive a director’s fee of $25,000 per year and a fee ranging from $1,500 to $2,000 for participation in each meeting of the Board of Directors or meeting of a committee of the Board of Directors. The Chairman of the Board is entitled to an additional director fee at a rate of $25,000 per year. The chairman of the Audit Committee is entitled to an additional annual fee at a rate of $10,000, with each member of the Audit Committee other than the chair receiving an additional fee of $5,000. The chairmen of the Audit and Compensation Committees are entitled to an additional director fee of $5,000 per year. Directors who are also employees received no compensation for their services to us as directors.

Each non-employee director is entitled to receive an automatic grant of options to purchase 25,000 shares of Common Stock on the date that such non-employee director is first elected or appointed. Each non-employee director is entitled to receive an automatic grant of options to purchase 16,000 shares of Common Stock on the day immediately following the date of each annual meeting of stockholders.

In January 2007, the Board of Directors adopted the Human Genome Sciences, Inc. Non-Employee Director Equity Compensation Plan. The plan enables non-employee directors to elect to receive shares of our Common Stock in lieu of cash fees otherwise payable to such directors for their services on the Board of Directors. Under the plan, directors may receive fully vested shares of Common Stock or elect to have fully vested stock units credited to an account. Stock units credited to a director’s account will be settled in shares of Common Stock when the director ceases to serve on the Board of Directors. The number of shares of Common Stock or stock units will be based on the fair market value of our Common Stock on the date the cash fees are otherwise payable to the director.

All directors are reimbursed for expenses incurred in connection with attending meetings of the Board of Directors.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our equity compensation plans as of December 31, 2006.

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities to	Weighted-Average	Equity Compensation
	be Issued Upon Exercise	Exercise Price of	Plans (Excluding
	of Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights (1)	Warrants and Rights	First Column) (1)
Equity compensation plans approved by security holders	26,836,107	$18.22	10,110,402
Equity compensation plans not approved by security holders	—	—	—

Total	26,836,107		10,110,402

(1)	Represents shares of our Common Stock issuable in connection with such equity compensation plans.

RELATED PERSON TRANSACTIONS

Procedures for Approval of Related Person Transactions

It is the responsibility of our Audit Committee to review all transactions or arrangements between our company and any of our directors, officers, principal shareholders or any of their respective affiliates, associates or related parties.

Fox Chase Cancer Center

During 2006, we made payments to Fox Chase Cancer Center in the ordinary course of business in the aggregate amount of approximately $434,000 for the cost of clinical trials carried out on our drugs. Dr. Young is the President of Fox Chase Cancer Center, which we use as one of the numerous clinical testing sites for our product candidates.

Monogram Biosciences

During 2006, we made payments to Monogram Biosciences in the ordinary course of business in the aggregate amount of approximately $172,000 for analytical services related to certain of our drug development activities. Mr. W. Young served on our Board until November 2006. Mr. W. Young is the Chairman of the Board and CEO of Monogram Biosciences.

ADDITIONAL INFORMATION

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC and provide us with copies of such reports. We have reviewed such reports received by us and written representations from our directors and executive officers. Based solely on such review, we believe that all ownership reports were timely filed during 2006, except that Mr. Esenstad, Controller and former Principal Accounting Officer, filed one late report with respect to one transaction.

Other Matters

Our Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting. Return of a valid proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment or postponement thereof.

WE WILL PROVIDE WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, TO EACH OF OUR STOCKHOLDERS OF RECORD ON MARCH 9, 2007, AND TO EACH BENEFICIAL OWNER OF COMMON STOCK ON THAT DATE, UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO OUR OFFICES, 14200 SHADY GROVE ROAD, ROCKVILLE, MARYLAND 20850, ATTENTION: INVESTOR RELATIONS OFFICE. IN THE EVENT THAT EXHIBITS TO SUCH FORM 10-K ARE REQUESTED, A FEE WILL BE CHARGED FOR REPRODUCTION OF SUCH EXHIBITS. REQUESTS FROM BENEFICIAL OWNERS OF COMMON STOCK MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP. OUR FILINGS WITH THE SEC ARE AVAILABLE WITHOUT CHARGE ON OUR WEBSITE: WWW.HGSI.COM AS SOON AS REASONABLY PRACTICABLE AFTER FILING.

Proposals for the 2008 Annual Meeting

The deadline for submission of stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2008 annual meeting of stockholders is November 22, 2007. Any such proposal received by our principal executive offices in Rockville, Maryland after such date will be considered untimely and may be excluded from the proxy statement and form of proxy.

The deadline for submission of stockholder proposals to be presented at the 2008 annual meeting of stockholders, but which will not be included in the proxy statement and form of proxy relating to such meeting, is January 20, 2008. Any such proposal received by our principal executive offices in Rockville, Maryland after such date may be considered untimely and excluded. If such proposal is presented at the 2008 annual meeting of stockholders, the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal.

By Order of the Board of Directors,

James H. Davis, Secretary

March 21, 2007

THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY OR VOTE OVER THE INTERNET OR BY TELEPHONE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

ANNEX A

HUMAN GENOME SCIENCES, INC.

EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated Effective          , 2007)

This Human Genome Sciences, Inc. Employee Stock Purchase Plan (this “PLAN”) provides eligible employees of Human Genome Sciences, Inc. (the “CORPORATION”) and certain of its subsidiaries with opportunities to purchase shares of the Corporation’s Common Stock, $0.01 par value per share (the “COMMON STOCK”). The Plan is intended to benefit the Corporation by increasing the employees’ interest in the Corporation’s growth and success and encouraging employees to remain in the employ of the Corporation or its participating subsidiaries. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the “CODE”), and shall be so applied and interpreted.

1. Shares Subject to the Plan.  Subject to adjustment as provided herein, the aggregate number of shares of Common Stock that may be made available for purchase under the Plan after May 2, 2007, is 524,460 shares. The shares purchased under the Plan may, in the discretion of the Board of Directors of the Corporation (the “BOARD”), be authorized but unissued shares of Common Stock, shares purchased on the open market, or shares from any other proper source.

2. Administration.  The Plan will be administered by the Board or by a committee appointed by the Board (the “ADMINISTRATOR”). The Administrator has authority to interpret the Plan, to make, amend and rescind all rules and regulations for the administration and operation of the Plan, and to make all other determinations necessary or desirable in administering and operating the Plan, all of which will be final and conclusive. No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan.

3. Eligibility.  All employees of the Corporation, including directors who are employees, and all employees of any subsidiary of the Corporation (as defined in Code section 424(f)), now or hereafter existing, that is designated by the Administrator from time to time as a participating employer under the Plan (a “DESIGNATED SUBSIDIARY”), are eligible to participate in the Plan, subject to such further eligibility requirements as may be specified by the Administrator consistent with Code section 423.

4. Options to Purchase Common Stock.

(a) Options (“OPTIONS”) will be granted pursuant to the Plan to each eligible employee on the first day on which the National Association of Securities Dealers Automated Quotation (“NASDAQ”) system is open for trading (“TRADING DAY”) on or after January 1 of each year commencing on or after the Effective Date (as defined in Section 18), or such other date specified by the Administrator. Each Option will terminate on the last Trading Day of a period specified by the Administrator (each such period referred to herein as an “OPTION PERIOD”). No Option Period shall be longer than 27 months in duration. Unless the Administrator determines otherwise, subsequent Option Periods of equal duration will follow consecutively thereafter, each commencing on the first Trading Day immediately after the expiration of the preceding Option Period.

(b) An individual must be employed as an eligible employee by the Corporation or a Designated Subsidiary on the first Trading Day of an Option Period in order to be granted an Option for that Option Period. However, the Administrator may designate any subsequent Trading Day(s) (each such designated Trading Day referred to herein as an “INTERIM TRADING DAY”) in an Option Period upon which Options will be granted to eligible employees who first commence employment with, or first become eligible employees of, the Corporation or a Designated Subsidiary after the first Trading Day of the Option Period. In such event, the Interim Trading Day shall constitute the first Trading Day of the Option Period for all Options granted on such day for all purposes under the Plan.

(c) Each Option represents a right to purchase on the last Trading Day of the Option Period or on one or more Trading Days within the Option Period designated by the Administrator (each such designated Trading Day and the last Trading Day of the Option Period, a “PURCHASE DATE”), at the Purchase Price hereinafter provided for, shares of Common Stock up to such maximum number of shares specified by the Administrator on or before the first day of the Option Period. All eligible employees granted Options under the Plan for an Option Period shall have the same rights and privileges with respect to such Options. The purchase price of each share of Common Stock (the “PURCHASE PRICE”) subject to an Option will be determined by the Administrator, in its discretion, on or before the beginning of the Option Period; provided, however, that the Purchase Price for an Option with respect to any Option Period shall never be less than the lesser of 85 percent of the Fair Market Value of the Common Stock on (i) the first Trading Day of the Option Period or (ii) the Purchase Date, and shall never be less than the par value of the Common Stock.

(d) For purposes of the Plan, “FAIR MARKET VALUE” on a Trading Day means the average of the high and low sale prices per share of Common Stock as reflected on the principal consolidated transaction reporting system for securities listed on any national securities exchange or other market quotation system on which the Common Stock may be principally listed or quoted or, if there are no transactions on a Trading Day, then such average for the preceding Trading Day upon which transactions occurred.

(e) Notwithstanding any provision in this Plan to the contrary, no employee shall be granted an Option under this Plan if such employee, immediately after the Option would otherwise be granted, would own 5% or more of the total combined voting power or value of the stock of the Corporation or any subsidiary. For purposes of the preceding sentence, the attribution rules of Code section 424(d) will apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase will be treated as stock owned by the employee.

(f) Notwithstanding any provision in this Plan to the contrary, no employee may be granted an Option which permits his rights to purchase Common Stock under this Plan and all other stock purchase plans of the Corporation and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the time such Option is granted) for each calendar year in which the Option is outstanding at any time, as required by Code section 423.

5. Payroll Deductions and Cash Contributions.

To facilitate payment of the Purchase Price of Options, the Administrator, in its discretion, may permit eligible employees to authorize payroll deductions to be made on each payday during the Option Period, and/or to contribute cash or cash-equivalents to the Corporation, up to a maximum amount determined by the Administrator. The Corporation will maintain bookkeeping accounts for all employees who authorize payroll deduction or make cash contributions. Interest will not be paid on any employee accounts, unless the Administrator determines otherwise. The Administrator shall establish rules and procedures, in its discretion, from time to time regarding elections to authorize payroll deductions, changes in such elections, timing and manner of cash contributions, and withdrawals from employee accounts. Amounts credited to employee accounts on the Purchase Date will be applied to the payment of the Purchase Price of outstanding Options pursuant to Section 6 below.

6. Exercise of Options; Purchase of Common Stock.  Options shall be exercised at the close of business on the Purchase Date. In accordance with rules established by the Administrator, the Purchase Price of Common Stock subject to an option shall be paid (i) from funds credited to an eligible employee’s account, (ii) by a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System, or (iii) by such other method as the Administrator shall determine from time to time. Options shall be exercised only to the extent the purchase price is paid with respect to whole shares of Common Stock, unless the Administrator otherwise provides. Any balance remaining in an employee’s account on a Purchase Date after such purchase of Common Stock will be, in the Administrator’s sole discretion, either promptly refunded or carried forward automatically into the employee’s account for the next Purchase Date or Option Period, as applicable.

7. Issuance of Certificates.  As soon as practicable following each Purchase Date, certificates representing shares of Common Stock purchased under the Plan will be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Administrator’s sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee or the Administrator. In the alternative, the Administrator may provide for uncertificated, book entry issuance of the shares of Common Stock purchased under the Plan.

8. Rights on Retirement, Death, Termination of Employment, or Termination of Status as Eligible Employee.  In the event of an employee’s termination of employment or termination of status as an eligible employee prior to a Purchase Date (whether as a result of the employee’s voluntary or involuntary termination, retirement, death or otherwise), any outstanding Option granted to him will immediately terminate, no further payroll deduction will be taken from any pay due and owing to the employee and the balance in the employee’s account will be paid to the employee or, in the event of the employee’s death, (a) to the executor or administrator of the employee’s estate or (b) if no such executor or administrator has been appointed to the knowledge of the Administrator, to such other person(s) as the Administrator may, in its discretion, designate. If, prior to a Purchase Date, the Designated Subsidiary by which an employee is employed will cease to be a subsidiary of the Corporation, or if the employee is transferred to a subsidiary of the Corporation that is not a Designated Subsidiary, the employee will be deemed to have terminated employment for the purposes of this Plan.

9. Optionees Not Stockholders.  Neither the granting of an Option to an employee nor the deductions from his pay will constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

10. Options Not Transferable.  Options under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

11. Withholding of Taxes.  To the extent that a participating employee realizes ordinary income in connection with the purchase, sale or other transfer of any shares of Common Stock purchased under the Plan or the crediting of interest to the employee’s account, the Corporation may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee hereunder. Any participating employee who sells or otherwise transfers shares purchased under the Plan must, within 30 days of such sale or transfer, notify the Corporation in writing of the sale or transfer.

12. Application of Funds.  All funds received or held by the Corporation under the Plan may be used for any corporate purpose until applied to the purchase of Common Stock and/or refunded to participating employees and can be commingled with other general corporate funds. Participating employees’ accounts will not be segregated.

13. Effect of Changes in Capitalization.

(a) Changes in Stock.  If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation occurring after the effective date of the Plan, the number and kind of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Options are outstanding shall be similarly adjusted so that the proportionate interest, if any, of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such Options, but shall include a corresponding proportionate adjustment in the Purchase Price per share.

(b) Reorganization in Which the Corporation Is the Surviving Corporation.  Subject to Subsection (c) of this Section 13, if the Corporation shall be the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other corporations, all outstanding Options under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Options would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such Options immediately prior to such reorganization, merger or consolidation.

(c) Reorganization in Which the Corporation Is Not the Surviving Corporation or Sale of Assets or Stock.  Upon any dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board that results in any person or entity owning more than 50 percent of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new Options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Option Period shall be deemed to have ended on the last Trading Day prior to such termination, and, unless the Administrator determines otherwise in its discretion, each participating employee shall have the ability to choose either to (i) have all monies then credited to such employee’s account (including interest, to the extent any has accrued) returned to such participating employee or (ii) exercise his Options in accordance with Section 6 on such last Trading Day; provided, however, that if a participating employee does not exercise his right of choice, his Options shall be deemed to have been automatically exercised in accordance with Section 6 on such last Trading Day. The Administrator shall send written notice of an event that will result in such a termination to all participating employees not later than the time at which the Corporation gives notice thereof to its stockholders.

(d) Adjustments.  Adjustments under this Section 13 related to stock or securities of the Corporation shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.

(e) No Limitations on Corporation.  The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

14. Amendment of the Plan.  The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the Corporation is required by Code section 423, such amendment will not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Code section 423 unless expressly so provided by the Board.

15. Insufficient Shares.  In the event that the total number of shares of Common Stock specified in elections to be purchased under any Option plus the number of shares purchased under all Options previously granted under this Plan exceeds the maximum number of shares issuable under this Plan, the Administrator will allot the shares then available on a pro rata basis. Any funds then remaining in a participating employee’s account after purchase of the employee’s pro-rata number of shares will be refunded.

16. Termination of the Plan.  This Plan may be terminated at any time by the Board. Except as otherwise provided in Section 13(c) hereof, upon termination of this Plan all outstanding Options shall immediately terminate and amounts in the employees’ accounts will be promptly refunded.

17. Governmental Regulations.

(a) The Corporation’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on Nasdaq and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

(b) The Plan will be governed by the laws of the State of Delaware, without regard to the conflict of laws principles thereof, except to the extent that such law is preempted by federal law.

18. Effective Date.  The Plan became effective as of July 1, 2000 (the “EFFECTIVE DATE”) and shall continue in effect, as amended and restated herein, until further amended or terminated by the Board.

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the C/O AMERICAN STOCK TRANSFER web site and follow the instructions provided. & TRUST COMPANY ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER 59 MAIDEN LANE COMMUNICATIONS If you would like to reduce the costs incurred by Human Genome NEW YORK, NY 10038 Sciences, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and follow the simple instructions the Vote Voice provides to you. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to Human Genome Sciences, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: HUGEN1 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. HUMAN GENOME SCIENCES, INC. MANAGEMENT RECOMMENDS A VOTE “FOR” THE NOMINEES FOR DIRECTOR LISTED BELOW AND “FOR” PROPOSALS 2 AND 3. To withhold authority to vote for any individual For Withhold For All All All Except nominee(s), mark “For All Except” and write the 1. To elect 3 directors. number(s) of the nominee(s) on the line below. Nominees: 01) Richard J. Danzig 02) Jürgen Drews, M.D. 03) A.N. “Jerry” Karabelas, Ph.D. 0 0 0 This proxy, when properly executed, will be voted in the manner For Against Abstain directed herein by the stockholder. If no direction is made, this proxy will be voted “FOR” the election of the nominees and “FOR” proposals 2 and 3. 2. To approve the adoption of the Company’s Employee Stock Purchase Plan. 0 0 0 Please sign, date and promptly return this proxy in the enclosed envelope. No postage is required if mailed within the United 3. To ratify the appointment of Ernst & Young LLP States. (If you submit your proxy by telephone or Internet, do as the Company’s independent registered not return your proxy card.) public accounting firm for the fiscal year ending 0 0 0 Note: Please sign exactly as your name appears hereon. If the shares December 31, 2007. are in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should give 4. To act upon such other matters which may their full titles. If a signatory is a corporation, please give the full corporate properly come before the Annual Meeting or name and have a duly authorized officer sign, stating his or her title. If a any adjournment or postponement thereof. signatory is a partnership, please sign in partnership name by an authorized person. Yes No Please indicate if you plan to attend this meeting. 0 0 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Annual Meeting of Stockholders HUMAN GENOME SCIENCES, INC. May 2, 2007 Please date, sign and mail your proxy card back as soon as possible or submit your proxy by telephone or Internet. If you submit your proxy by telephone or Internet, do not return your proxy card. * * * ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS Human Genome Sciences, Inc.’s Proxy Statement, Annual Report and Form 10-K are available electronically. As an alternative to receiving printed copies of these materials in future years, you may decide to receive or access them electronically. By signing up for electronic delivery, you can receive stockholder communications as soon as they are available without waiting for them to arrive in the mail. You also can reduce the number of bulky documents in your personal files, eliminate duplicate mailings, conserve natural resources and help reduce our printing and mailing costs. To sign up for electronic delivery, please vote using the Internet, and when prompted, indicate that you agree to receive or access stockholder communications electronically in future years and provide your email address. If you have any questions about electronic delivery, please contact Human Genome Sciences’ Investor Relations Department at (301) 610-5800 or at Investor_Relations@hgsi.com. ___HUMAN GENOME SCIENCES, INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 2, 2007 The undersigned hereby appoints JAMES H. DAVIS, Ph.D., J.D., and TIMOTHY C. BARABE, and each of them, with full power of substitution to each, as attorneys and proxies of the undersigned, to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Human Genome Sciences, Inc. (the “Company”) to be held at the University System of Maryland — Shady Grove Center, Germantown Room, 9630 Gudelsky Drive, Rockville, Maryland 20850 on Wednesday, May 2, 2007 at 9:30 a.m., local time, and at any adjournment or postponement thereof, upon and in respect of the matters listed on the reverse side, and in accordance with the instructions indicated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting. The undersigned hereby acknowledges receipt of a copy of the Company’s 2006 Annual Report and Notice of Annual Meeting and Proxy Statement relating to such Annual Meeting. The undersigned revokes all proxies heretofore given for said Annual Meeting and any adjournment or postponement thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY SENDING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY DELIVERING TO THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE PERSON(S) SIGNING IT. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES INDICATED AND “FOR” THE OTHER PROPOSALS. (Continued on other side)